WASTEMASTERS, INC.



                                    Notice of

                                 Annual Meeting

                               and Proxy Statement










                             YOUR VOTE IS IMPORTANT!

                PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN YOUR
                       PROXY CARD IN THE ENCLOSED ENVELOPE









                               WasteMasters, Inc.
                            Promenade II, Suite 2545
                              1230 Peachtree Street
                                Atlanta, GA 30309

                               WasteMasters, Inc.
--------------------------------------------------------------------------------

Promenade II, Suite 2545                                      10254 Miller Road
1230 Peachtree Street                                        Dallas, Texas 75238
Atlanta, Georgia 30309                                          (214) 691-1100
(404) 888-0158                                                Fax (214) 691-1173
Fax (404) 888-9447



                                January 16, 1998



Dear WasteMasters Stockholder:

     Enclosed please find a Notice of Annual Meeting/Proxy Statement for the Annual Meeting of Stockholders of WasteMasters, Inc. to be held on Friday, February 6, 1998. Please read it carefully. If you have any questions, please do not hesitate to call the company at (214) 691-1100. Your vote is important. Whether you own one hundred shares or one million shares, you are a valued stockholder of what we hope will be an extremely successful and valuable enterprise.

     This year's annual stockholders meeting is of special importance in that (as discussed in greater detail in the proxy material) the future of WasteMasters, its ability to consummate acquisitions, its ability to raise equity capital, and its ability to retain its listing on the Nasdaq Automated Stock Quotation System depend upon an affirmative vote on several proposals by two-thirds of our outstanding voting shares. Therefore, as per the enclosed proxy material, the Board of Directors of WasteMasters, Inc. strongly and unanimously recommends that you vote "FOR" each and every one of the proposals that are on the agenda of our stockholders meeting.

     Heretofore, being a WasteMasters, Inc. stockholder has not been a very pleasant or profitable experience. But now, with a new management team in place and with the strong possibility of a reinvigorated balance sheet (assuming the passage of the proposals on which you are voting) our long suffering stockholders will hopefully begin to see the returns that they truly deserve.

     Thank you and God bless you.

                                         Sincerely,

                                         /S/ R. Dale Sterritt, Jr.
                                         --------------------------
                                         R. Dale Sterritt, Jr.
                                         Chairman of the Board and
                                         Chief Executive Officer


Enclosures

                               WASTEMASTERS, INC.

                            Promenade II, Suite 2545
                             1230 Peachtree Street
                             Atlanta, Georgia 30309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held February 6, 1998

To the Stockholders of WasteMasters, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of WasteMasters, Inc. will be held at the Medallion Hotel, 4099 Valley View Lane (IH-635 and Midway Road), Dallas, Texas, on Friday, February 6, 1998 at 10:00 a.m., local time, for the following purposes:

1. To consider and act upon a proposal to amend the Company's Articles of Incorporation to provide for the classification of the Board of Directors into three classes;

2. To elect seven (7) directors of the Company to serve as initial members of each class for the terms indicated and until their successors are duly elected and qualified, as follows:
      (i)   Two (2) Class A directors to serve terms of three years,
      (ii)  Two (2)Class B directors to serve terms of two years, and
      (iii) Three (3) Class C directors to serve terms of one year;

3. To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's authorized Common Stock and Preferred Stock at the rate of 1 share for each 10 shares;

4. To consider and act upon a proposal to further amend the Company's Articles of Incorporation to increase the authorized shares of the Company's capital stock, after the reverse split, from 3,500,000 shares of Common Stock and 500,000 shares of Preferred Stock to 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock;

5. To ratify the appointment of Turner, Jones & Associates, p.c., as independent certified public accountants for 1997; and

6. To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on December 30, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. A list of such stockholders will be open to examination by any stockholder at the Company's offices at Promenade II, Suite 2545, 1230 Peachtree Street, Atlanta, Georgia 30309 during normal business hours, for a period of at least ten days prior to the meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS,


                                        /S/ G. Michael Lawshe
                                        -------------------------
                                        G. MICHAEL LAWSHE
                                        CORPORATE SECRETARY

Atlanta, Georgia
January 16, 1998

                                    IMPORTANT
     TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

                               WASTEMASTERS, INC.
                            Promenade II, Suite 2545
                              1230 Peachtree Street
                             Atlanta, Georgia 30309


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           To Be Held February 6, 1998


     The Board of Directors of WasteMasters, Inc., a Maryland corporation (the "Company"), hereby solicits your proxy in the form enclosed for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Medallion Hotel, 4099 Valley View Lane (IH-635 and Midway Road), Dallas, Texas, at 10:00 a.m., local time, on Friday, February 6, 1998, and at any adjournment thereof. The expenses of this solicitation of proxies, which are not expected to exceed $25,000, will be borne by the Company. Proxies may be solicited by mail, telefax transmission, personal interview, telegram, and telephone by directors, officers, employees, and agents of the Company without compensation for such solicitation. The Company expects to reimburse banks, brokers and certain other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's capital stock.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about January 16, 1998. The principal executive office of the Company is located at Promenade II, Suite 2545, 1230 Peachtree Street, Atlanta, Georgia 30309.

     Only stockholders of record at the close of business on December 30, 1997 are entitled to notice of and to vote at the Annual Meeting. On that date, there were 34,794,712 shares of the Company's common stock, par value $0.01 per share, (the "Common Stock") and 5,000,000 shares of the Company's preferred stock, par value $0.01 per share, (the "Preferred Stock") outstanding. Each share of the Common Stock and each share of the Preferred Stock is entitled to one vote on all matters that may come before the Annual Meeting.

     You are encouraged to attend the Annual Meeting and vote in person. Execution of the enclosed proxy will not in any way affect your right to do so. A stockholder may revoke a proxy at any time prior to the voting thereof by filing with the Secretary of the Company, prior to the stockholder vote, a written revocation or duly executed form of proxy bearing a later date, or by voting in person at the Annual Meeting.

     Attendance at the Annual Meeting, either in person or by proxy, by the record holders of a majority of the outstanding shares of the capital stock constitutes a quorum. Cumulative voting is not permitted.

             SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL HOLDERS

     The following table sets forth certain information, as of December 30, 1997, with respect to the beneficial ownership of the Company's voting securities by each person known to the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities.
--------------------------------------------------------------------------------
(1)                  (2)                         (3)                  (4)
Title              Name and                     Amount  and         Percent
of                 Address of                   Nature of             of
Class              Beneficial                   Beneficial           Class
                    Owner                       Ownership
--------------------------------------------------------------------------------

Common Stock
------------

         Continental Investment Corporation     13,921,804 (a)      40.0%
         10254 Miller Road
         Dallas, Texas 75238

         Julius W. Basham, II                    4,642,072 (b)      13.3%
         6176 Laurelwood Drive
         Reno, Nevada 89509

Preferred Stock
---------------
         Continental Investment Corporation      5,000,000         100.00%
         10254 Miller Road
         Dallas, Texas 75238
----------------------

(a) Does not include beneficial ownership as to 100,000,000 shares which Continental has the right to purchase pursuant to a Warrant issued to Continental and 25,500,000 shares issuable upon the conversion of 5,000,000 shares of the Company's Preferred Stock owned by Continental because, at present, the Company does not have sufficient authorized but unissued shares of its Common Stock to issue in the event Continental seeks to exercise the Warrant or convert the Preferred Stock. Includes 9,421,804 shares as to which Continental holds irrevocable proxies to vote such shares.

(b) Does not include 1,200,000 shares which Mr. Basham has the right to purchase pursuant to Warrants because, at present, the Company does not have sufficient authorized and unissued shares of its Common Stock to issue in the event Mr. Basham seeks to exercise the Warrants.

     The following table sets forth certain information, as of December 30, 1997, with respect to the beneficial ownership of the Company's Common Stock by all (i) all directors and nominees for director of the Company (ii) each executive officer of the Company named in the Summary Compensation Table set forth in this Proxy Statement, and (iii) all directors and executive officers of the Company as a group.

--------------------------------------------------------------------------------
              (1)                          (2)                        (3)
              Name and                     Amount and           Percent of Class
              Address of                   Nature of
              Beneficial                   Beneficial
              Owner                        Ownership


     A. Leon Blaser, Ph.D.                 1,466,743 (a)            4.2%
     3350 Americana Terrace, Suite 200
     Boise, Idaho 83706-2506

     Brian Galligan                              -                    -
     60 Riverside Drive
     New York, New York 10024

     Douglas C. Holsted, CPA                     -                    -
     c/o Sales Equipment Company
     2824 N.W. 43rd Street
     Oklahoma City, Oklahoma

     William L. Hutchinson                       -                    -
     c/o Dunhill Partners
     4807 W. Lovers Lane
     Dallas, Texas 75209

     Noel F. Khalil                              -                    -
     c/o Affordable Housing Partnership
     1718 Peachtree Street NW Suite 153
     Atlanta, Georgia 30309

     S. Theis Rice                               -                    -
     c/o Trinity Industries, Inc.
     2525 Stemmons Freeway
     Dallas, Texas 75207

     R. Dale Sterritt, Jr. (b)                   -                     -
     Promenade II, Suite 2545
     1230 Peachtree Street
     Atlanta, Georgia 30309

     J. B. Morris                                -                     -
     Promenade II, Suite 2545
     1230 Peachtree Street
     Atlanta, Georgia 30309

(Continued)

-------------------------------------------------------------------------------
              (1)                    (2)                              (3)
              Name and               Amount and                 Percent of Class
              Address of             Nature of
              Beneficial             Beneficial
              Owner                  Ownership

(Continued)

     Richard C. Masters (c)         1,456,521                        4.2%
     11940 Coman Road
     Waldron, Michigan  49288

     Peter Stefanou (d)                 7,950                        *
     1360 Beverly Road, Suite 305
     McLean, VA 22101

     Robert P. Crabb (e)                  -                          -
     583 Lombard Road
     Rising Sun, MD 21911

     All Officers and Directors     2,928,164                        8.4%
     as a Group (9 persons)

         *    Less than 1%.
         (a) Excludes a Warrant for the purchase of 1,000,000 shares of the Company's Common Stock because, at present, the Company does not have sufficient authorized but unissued shares of its Common Stock to issue in the event Mr.
              Blaser seeks to exercise the Warrant.
         (b) Mr. Sterritt, CEO and Chairman of WasteMasters, Inc., is also CEO and Chairman of Continental Investment Corporation. See "Transaction With Continental Investment Corporation."
         (c) Mr. Masters was the Company's CEO from January, 1996 until July 14, 1997. He also served as a director of the Company since January, 1996, having served as its Chairman from January, 1996 until May 1996. Mr. Masters is not standing for re-election as a director.
         (d) Mr. Stefanou is a former officer of the Company, having served as CFO from January, 1997 until September 2, 1997 and additionally as Interim CEO from July 14, 1997 until September 2, 1997.
         (e) Mr. Crabb is a former officer, having served as Vice President and Secretary from mid-1993 until January, 1996, and as Secretary from January, 1996 until August 28, 1997.


               TRANSACTION WITH CONTINENTAL INVESTMENT CORPORATION

     Pursuant to the terms of a Stock Issuance and Stock Purchase Agreement, dated as of September 6, 1997 (the "Stock Purchase Agreement"), between the
Company, Continental Investment Corporation, a Georgia corporation ("Continental"), and Continental Technologies Corporation of Georgia (a wholly-owned subsidiary of Continental), a Georgia corporation ("Continental Technologies"), the Company acquired 400,000 shares of the common stock, par value $0.50 per share, of Continental (the "Continental Common") and an option to purchase up to 100,000 additional shares of Continental Common for a period of five years at an exercise price of $23.00 per share (the "Continental Option"). In consideration for the Continental Common and the Continental Option, the Company (i) issued to Continental 4,500,000 shares of its authorized but previously unissued Common Stock and 5,000,000 shares of its authorized but previously unissued Preferred Stock, being all of the Company's authorized preferred stock, and (ii) conveyed to Continental Technologies 100% of the issued and outstanding shares of the capital stock of Rye Creek/Trantex and WasteMasters of Georgia, Inc., both of which were subsidiaries of the Company. The Stock Purchase Agreement also provided for the delivery of voting proxies, irrevocable for a period of five to twelve months from September 6, 1997, in favor of Continental from six stockholders of the Company, from which Continental expects to exercise proxies for 9,421,804 shares of the Company's Common Stock, and the issuance to Continental of a Warrant, pursuant to which Continental may acquire up to 100,000,000 shares of the Company's Common Stock in exchange for up to 1,000,000 shares of Continental Common, for a period of two years. Further, as stipulated in the Stock Purchase Agreement, of the 400,000 shares of the Continental Common received in the exchange, 100,000 shares were received for the sale of the capital stock of Rye Creek/Trantex and WasteMasters of Georgia, Inc., and the remaining 300,000 shares of Continental Common, valued at $23.50 per share, were received for the issuance of WasteMasters Common Stock and Preferred Stock. The Preferred Stock is convertible into Common Stock, at the option of Continental, at the rate of 5.1 shares of Common for each share of Preferred.

     The 9,500,000 aggregate shares of the WasteMasters Preferred Stock and Common Stock owned by Continental represent 23.9% of the total of the Common Stock and Preferred Stock issued and outstanding. When combined with the 9,421,804 shares of Common Stock on which Continental holds irrevocable proxies that can be voted, Continental is entitled to vote 18,921,804 shares of the voting securities of the Company, which represents 47.5% of the total voting securities outstanding and entitled to vote at a meeting of stockholders. Prior to the transaction described, the then directors of the Company owned beneficially approximately 31% of the Company's issued and outstanding voting securities and may be deemed to have controlled the Company.

     The Stock Purchase Agreement was attached as an Exhibit to the Company's Quarterly Report on Form 10-QSB for the period ended September 30, 1997. The description in this Proxy Statement of the Stock Purchase Agreement and its terms and conditions is qualified in its entirety by reference to the Stock Purchase Agreement and the respective exhibits and schedules thereto and is not, and does not purport to be, complete.


                                 PROPOSAL NO. 1
              AMENDMENT OF ARTICLES OF INCORPORATION TO PROVIDE FOR
                         A CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors of the Company presently consists of seven members, each of whom serves for a period of one year. Under Proposal No. 1, Article SIXTH of the Company's Articles of Incorporation would be amended to provide for a Board of Directors consisting of three classes. The initial directors of Class A would each serve a three year term, as would each succeeding Class A director; the initial directors of Class B would each serve a two year term and succeeding Class B directors would each serve a three year term; and the initial Class C directors would each serve until the next annual meeting and succeeding Class C directors would each serve a three year term. The individuals who would serve as the initial directors of each class are the persons nominated for election under Proposal No. 2. The text of the proposed amendment and the text of the present Article SIXTH are set forth in Exhibit A to this Proxy Statement.

     In the opinion of the Board of Directors, a classification of the Board will allow for greater continuity among Board members. However, the existence of a classified Board may have a deterrent effect on any efforts by unrelated parties to acquire control of the Company.

     An affirmative vote of two-thirds of the shares of the Company's issued and outstanding voting stock is necessary for the approval of Proposal No. 1. The Board of Directors recommends that stockholders vote FOR Proposal No. 1. Shares represented by proxies will be voted FOR Proposal No. 1 unless stockholders specify otherwise in their proxies.


                                 PROPOSAL NO. 2
                              ELECTION OF DIRECTORS

     As noted above, the Board of Directors presently consists of seven members. Of the incumbent directors, Mr. Masters and Mr. Morris have decided not to stand for re-election. The nominees for election at the Annual Meeting have been designated by class in the expectation that the stockholders will vote in favor of Proposal No. 1. Should stockholders reject Proposal No. 1, the following slate of nominees will be presented for terms of one year each, instead of the term for the indicated class.

Nominees for Election at the Annual Meeting


    Name                        Class    Age     Present Position with Company

    R. Dale Sterritt, Jr.         A       41     Chairman of the Board, Chief
                                                 Executive Officer (1)

    Douglas C. Holsted            A       37     Acting Chief Financial Officer,
                                                 Director (1)(2)

    S. Theis Rice                 B       46     Director (1)(2)

    A. Leon Blaser, Ph.D.         B       54     Director

    William L. Hutchinson         C       39     Director (1)(2)

    Noel F. Khalil                C       46     None

    Brian Galligan                C       39     None

                            (1)  Executive Committee member.
                            (2)  Audit Committee member.


     The  following   information   sets  forth  the  backgrounds  and  business
experience of the nominees for director.

     R. Dale Sterritt, Jr. was elected as Chairman of the Board of Directors on September 2, 1997, and was appointed as the Company's Chief Executive Officer on November 7, 1997. Since July 1, 1991, Mr. Sterritt has served as the Chief Executive Officer and Chairman of the Board of Directors of Continental Investment Corporation of Dallas, Texas, a publicly owned company engaged in waste management and other businesses. Mr. Sterritt has also served as the President and Treasurer of Continental since July 14, 1997. Since 1980, he has served as Chairman of the Board of Directors of Sterritt Energy, Inc., a company involved in oil and gas production and as President of Sterritt Investments, Inc., an investment company.

     Douglas C. Holsted has served as a member of the Company's Board since September 2, 1997 and, on November 7, 1997, was appointed as Acting Chief Financial Officer. From January, 1996 to the present, Mr. Holsted has been the Chief Executive Officer of Sales Equipment Company in Oklahoma City, Oklahoma, which is in the business of distributing equipment in the pressurized gas industry. From 1991 through 1995, he was the Chief Financial Officer of The Dwyer Group, Inc. of Waco, Texas, a publicly owned company in the franchise industry. Mr. Holsted is a certified public accountant licensed in the State of Oklahoma.

     S. Theis Rice has served as a member of the Company's Board since September 2, 1997. Mr. Rice has served in various capacities with Trinity Industries, Inc., of Dallas, Texas, since 1989. Since 1994, he has been Senior Corporate Counsel and Corporate Environmental Director, responsible for all aspects of Trinity's environmental compliance. Trinity Industries, Inc., is a diversified industrial corporation listed on the New York Stock Exchange.

     A. Leon Blaser, Ph.D. has served as a member of the Company's Board since January 4, 1996. He was a founder of WasteMasters, Inc., the private predecessor company formed in 1995 and, from May 22, 1996 until September 2, 1997, was Chairman of the Board of the Company. Mr. Blaser is involved in several private business enterprises and, since 1990, has served principally as the President of Interwest Development, Inc., an Idaho land development company.

     William L. Hutchinson has served as a member of the Company's Board since September 2, 1997. Since 1983, he has been President of Dunhill Partners, Inc., an investment and brokerage firm in Dallas, Texas, specializing in the acquisition, syndication and management of investments in commercial real estate.

     Noel F. Khalil is a principal in Affordable Housing Partnership, Inc., located in Atlanta, Georgia, and through that company has been engaged in the development of real estate in the Atlanta area since 1991, including joint ventures in the construction industry with Browning Ferris Industries and H. J. Russell Construction Company, Inc.

     Brian Galligan, President of Millennium Hospitality Group, Inc., has since 1984 served in executive positions of ever-increasing responsibility with corporations engaged in the hotel and restaurant industry.

     There are no family relationships among any of the officers or directors of the Company.

Meetings of the Board of Directors and Committees

     During 1997, the Board of Directors held 17 meetings. Each Director participated in at least 75% of the meetings held during the period in which he was holding the position of Director.

     The executive committee of the Board of Directors was appointed on September 2, 1997. The Company established an Audit Committee at a meeting of the Board of Directors on November 7, 1997. Appointed to serve on the Audit Committee were Douglas C. Holsted, S. Theis Rice and William L. Hutchinson. Upon the election of directors proposed for the Annual Meeting, the Company intends for these three Board members to continue to serve as an Audit Committee. One of the members of the Audit Committee will be selected to serve as chairman. Such committee will have responsibility for recommending retention or change of the Company's independent auditors, reviewing with management and the independent auditors the Company's financial statements, accounting and financial policies and practices, audit scope and adequacy of the Company's internal control structure.

     The Company has not established a formal nominating or compensation committee. Presently, the full Board of Directors considers director nominations and executive compensation.





                      (This space left blank intentionally)

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation earned by the Company's Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years.


                           Summary Compensation Table


                                                                               Long Term Compensation
                                                                               ----------------------
                                         Annual Compensation                    Awards           Payouts
                                  ----------------------------------------------------------------------
        (a)              (b)        (c)          (d)          (e)          (f)          (g)         (h)          (i)
                                                             Other                   Securities
        Name                                                 Annual     Restricted     Under-                 All Other
        and                                                 Compen-       Stock        lying        LTIP       Compen-
     Principal                                               sation      Award(s)     Options/    Payouts      sation
      Position          Year     Salary ($)   Bonus ($)       ($)          ($)        SARs (#)      ($)          ($)
------------------------------------------------------------------------------------------------------------------------

                                                                                        (1)
Richard  D. Masters   1997           -            -          $125,544       -            -           -            -
  CEO (2)             1996           -            -          $509,931       -         1,000,000      -            -
                      1995           -            -            -            -            -           -            -

Peter Stefanou        1997           -            -          $342,896       -            -           -            -
  CFO and Interim     1996           -            -            -            -           500,000      -            -
  CEO (3)             1995           -            -            -            -            -           -            -

J. B. Morris          1997           -            -            -            -            -           -            -
  Interim             1996           -            -            -            -            -           -            -
  President (4)       1995           -            -            -            -            -           -            -

R. Dale Sterritt, Jr. 1997           -            -            -            -            -           -            -
 CEO and              1996           -            -            -            -            -           -            -
 Chairman (5)         1995           -            -            -            -            -           -            -

Robert P. Crabb       1997           -            -          $122,475       -            -           -            -
 Secretary (6)        1996        $80,000         -            -            -           500,000      -            -
                      1995        $90,000         -            -            -            -           -            -



(1) The securities underlying these options are the shares of the Company's Common Stock, $0.01 par value.

(2) Mr. Masters served as CEO from January, 1996 until July 14, 1997. The amount for 1997 represents compensation and expenses paid with shares of Common Stock of the Company. The compensation for 1996 includes expense reimbursements. $383,008 of 1996 compensation was paid with Common Stock of the Company. Compensation amounts for Mr. Masters exclude amounts paid to his wife of $7,575 and $43,307 in 1997 and 1996, respectively.

(3)  Mr.  Stefanou  served as CFO from  January,  1997 until  September 2, 1997;
     additionally, he served as Interim CEO from July 14 to September 2, 1997. All compensation reported in the table to Mr. Stefanou was paid in shares of Common Stock of the Company, and includes expense reimbursements and payments to Stefanou & Company, Certified Public Accountants, for accounting services provided to the Company. Stefanou & Company was also paid for accounting services provided to the Company during 1996.

(4) Mr. Morris was appointed as Interim President on September 2, 1997. He was not compensated by the Company during this period.

(5) Mr. Sterritt was appointed as the Company's CEO on November 7, 1997. He has received no compensation since his appointment.

(6) Mr. Crabb served as Vice President and Secretary from mid-1993 until January, 1996, and as Secretary from January, 1996 until August 28, 1997. All compensation for 1997 to Mr. Crabb was paid in shares of Common Stock of the Company pursuant to a consulting agreement.

          The Company does not have any employment agreements with any of its executive officers.

     During the year 1997, the Company made no grants of options or stock appreciation rights (SARs) to any officer or director. Therefore, the required table on options and SARs granted is omitted from this Proxy Statement.


                                     Aggregated Option/SAR Exercises in Last Fiscal Year
                                                and FY-End Option/SAR Values


       (a)                        (b)                         (c)                 (d)                  (e)
                                                                             Number of
                                                                              Securities            Value of
                                                                             Underlying           Unexercised
                                                                             Unexercised         In-the-Money
                                                                           Options/SARs at       Options/SARs
                                                                               FY-End(#)          at FY-End($)

                           Shares Acquired                                    Exercisable/         Exercisable/
    Name                    on Exercise(#)           Value Realized ($)      Unexercisable        Unexercisable
---------------------------------------------------------------------------------------------------------------


Richard D. Masters                 -                         -                 1,000,000                $43,750

Peter Stefanou                     -                         -                   500,000                $21,875

Robert P. Crabb                    -                         -                   500,000                $21,875


     All outstanding Warrants are exercisable by their terms; however, the Company does not have sufficient authorized but unissued shares should the holders of the Warrants seek to exercise their Warrants.

Compensation of Directors

     Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director.

     Directors will be elected by a vote of a majority of the shares represented at a meeting at which a quorum is present. Shares represented by proxies will be voted FOR the election of the Board of Directors' nominees unless otherwise indicated on the proxy. A stockholder may withhold votes from any or all nominees by notation to that effect on the accompanying form of proxy. If at the time of the meeting, a nominee has become unavailable for any reason, the persons entitled to vote the proxy shall vote for a substitute nominee as they, in their discretion, may determine. The Company knows of no reason why any nominee would be unavailable to serve.

     The Board of Directors recommends that the Stockholders vote FOR the election of the nominees.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals (but not on the election of directors) and will be counted as present for purposes of the item on which the abstention is noted.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     As indicated above under "Transaction With Continental Investment Corporation," pursuant to the terms of the Stock Purchase Agreement, the Company acquired 400,000 shares of the common stock, par value $0.50 per share, of Continental (the "Continental Common") and an option to purchase up to 100,000 additional shares of Continental Common for a period of five years at an exercise price of $23.00 per share (the "Continental Option"). In consideration for the Continental Common and the Continental Option received, the Company (i) issued to Continental 4,500,000 shares of its authorized but previously unissued Common Stock and 5,000,000 shares of its authorized but previously unissued

Preferred Stock, being all of the Company's authorized preferred stock, and (ii) conveyed to Continental Technologies 100% of the issued and outstanding shares of the capital stock of Rye Creek/Trantex, and WasteMasters of Georgia, Inc. The Preferred Stock is convertible into Common Stock, at the option of Continental, at the rate of 5.1 shares of common for each share of preferred. Continental has made loans to the Company aggregating $174,011 as of November 30, 1997.

     On August 5, 1996, the Company adopted a stock compensation plan entitled 1996 Employee, Consultant and Advisor Stock Compensation Plan (the "Plan") to compensate eligible persons, including officers and members of management, for certain services provided to the Company and its subsidiaries. Participants in the Plan are required to execute a stock payment agreement whereby the participant agrees to accept shares of Common Stock in full satisfaction of entitled compensation. Beginning in the fourth quarter of 1996 and continuing throughout 1997, the Company did not have adequate funds to pay its officers, and issued shares of its Common Stock in lieu of salary and expense payments. During 1997, two present directors and other former officers and/or directors of the Company, received shares of the Company's Common Stock as compensation and for reimbursement of expenses pursuant to the Plan, as indicated in the table below. The compensation amount was based upon the value of the shares issued at the date of such issuance.

                                           Number of         Compensation
                Name                        Shares             Amount
          ---------------------          -----------         ------------
          A. Leon Blaser, Ph.D.            206,667             $  45,219
          Robert P. Crabb                  661,600             $ 122,475
          Richard C. Masters               891,740             $ 125,544
          Peter Stefanou                 1,194,000             $ 342,896
          Paul Williamson                   50,000             $   5,470


     The amounts for Mr. Masters above do not include stock issued in 1997 to Mr. Masters' wife as compensation that was valued at $7,575.

     On November 26, 1996, the Company issued Warrants to seven persons who were, at that time, officers and/or directors of the Company for the purchase of an aggregate of 4,800,000 shares of Common Stock. The Warrants are exercisable until November 26, 1999, at $.30 per share and all were outstanding as of December 22, 1997.

     On January 16, 1997, the Company sold 1,033,333 shares of its restricted Common Stock to Julius W. Basham, II, a then director of the Company who has since resigned. The purchase price for the stock was $.145 per share, as compared to the closing market price of $.28125 per share on the date of issuance. The Company's historical accounting records reflect indebtedness totaling $190,000 to Mr. Basham for loans to the Company. These loans were made during the time he was serving as a director, and consisted of advances of $150,000 in September, 1996 and $40,000 in May, 1997. Both notes bear interest at 12%, and matured in 45 days. Mr. Basham was also issued a Warrant for the purchase of 200,000 shares of Common Stock in connection with the loan on September 16, 1996, which is exercisable at $.75 per share until September 16, 1998.

     In August, 1996, the Company began operating a waste transfer station for construction and demolition materials at a site located in Philadelphia,
Pennsylvania under a one-year renewable contract. The facility is owned by Construction Transfer Station of Philadelphia, Ltd. ("Construction Transfer"), a limited liability company of which Messrs. Basham, Blaser and Masters are the principal owners. The contract to operate the facility was terminated by both parties in February, 1997. The Company no longer operates the facility. During 1996, Construction Transfer made cash advances to the Company aggregating $480,000, and carried no interest and were unsecured. As of September 30, 1997, the historical accounting records reflect outstanding indebtedness to Construction Transfer of $271,090.

     On December 16, 1996, Richard D. Masters pledged 840,000 shares of Common Stock of the Company owned by him personally as security for the payment of financial advisory services provided to the Company by an outside firm pursuant to an agreement. The outside firm sought to seize the shares on August 29, 1997 as collateral for the loan, although the amount due under the agreement is presently in dispute. The matter is currently pending in a court proceeding which commenced in November, 1997.

     Certain former officers and directors claim amounts due for advances to the Company and for reimbursable expenses in 1996 and 1997 aggregating $174,078.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equities securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are also required by SEC regulations to furnish the company with copies of all Section 16(a) forms they file.

     The Company does not have access to the records that would disclose whether its former officers, directors and greater than 10% beneficial owners complied with the reporting requirements of Section 16(a). Director A. Leon Blaser, Ph.D., has stated that he filed one late report on Form 4 during the year 1997. Based solely on its review of copies of such forms received by it, the Company believes that, during the period September 2, 1997 to November 30, 1997 all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were in compliance.


                            PROPOSALS NO. 3 AND NO. 4
               AUTHORIZATION OF REVERSE SPLIT OF CAPITAL STOCK AND
            INCREASE IN NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK

     The Articles of Incorporation currently authorize the Company to issue 35,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of December 31, 1997, there were 34,794,712 shares of Common Stock issued and outstanding and 5,000,000 shares of Preferred Stock issued and outstanding, which left the Company with 205,288 shares of Common Stock that could be validly issued.

     As of December 31, 1997, however, the Company had outstanding debentures in the principal amount of $3,161,800 (the "Debentures") with accrued interest of $402,326. The Debentures are convertible into shares of the Company's Common Stock at the rate of $0.255 per share of the unpaid principal and accrued interest. Should the Debentures, including accrued interest, be presented for conversion, the Company would be obligated to issue approximately 13,976,965 shares of its Common Stock. At December 31, 1997, the Company also had outstanding Warrants for the purchase of an aggregate of 6,262,000 shares of Common Stock. In addition, the Company issued a Warrant to Continental on September 2, 1997 giving Continental the right to purchase up to 100,000,000 shares of the Company's Common Stock. Finally, the 5,000,000 shares of the Company's Preferred Stock owned by Continental are convertible into 25,500,000 shares of the Company's Common Stock at Continental's option. Thus, if the holders of the Debentures, the Warrants, and the Preferred Stock were to exercise their rights under those instruments, the Company would be obligated to issue up to approximately 146,000,000 shares of its Common Stock, which it could not do.

     The Board of Directors believes that a revision of the Company's capital structure is necessary and desirable. The Company must be able to comply with its obligations to validly issue shares of its Common Stock should any of its securities be presented for conversion or the Warrants be presented for exercise. Under the proposals for the reverse stock split and subsequent increase in authorized capital stock, the number of shares issuable upon conversion of the outstanding Debentures and Preferred Stock and the exercise of outstanding Warrants would be proportionally reduced and the additional authorized shares would allow the Company to effectuate any requested conversion or exercise. In addition, the Board of Directors believes that the Company should have shares of its Common Stock available to allow the Company flexibility to take advantage of potential financing or acquisition opportunities or for grants under employee compensation plans. Accordingly, the Board of Directors has approved, and recommends that the stockholders approve, a reverse stock split and an increase in the number of authorized shares of Common Stock and Preferred Stock to numbers that would allow the Company to meet its existing obligations and have additional shares available for issuance should the need arise.

     The intent of the Board of Directors in recommending the reverse stock split is to comply with the requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") as a condition for continued listing on the Nasdaq SmallCap Market. Furthermore, the Board of Directors believes that the relatively low per share market price of the Common Stock impairs the marketability of the Common Stock to institutional investors and members of the investing public, and creates a negative impression with respect to the Company. The Board believes that a decrease in the number of shares of Common Stock outstanding without any diminution in the proportionate economic interest in the Company represented by each post-split share may increase the perceived value of such shares and thus, of the Company as a whole. Many investors look upon a low priced stock and/or a stock which is not traded on Nasdaq as unduly speculative in nature and, as a matter of policy, avoid investing in such a stock. Management believes that the current low stock price renders it, by definition, a "penny stock" and adversely affects not only the liquidity of the Common Stock, but also the Company's ability to raise additional capital through a sale of equity securities or other similar transactions.

     The Company has been informed by Nasdaq that, pursuant to rules recently adopted, the minimum bid price of the Company's Common Stock must remain at or above $1.00 per share commencing on February 23, 1998. The effect of the proposed reverse stock split on the trading price of the Common Stock, immediately after such reverse split becomes effective, is expected to be an increase in the trading price by a factor equal to approximately ten times the trading price immediately preceding the reverse stock split. However, no assurance can be given that even after the approval and occurrence of the proposed reverse stock split, the Company's Common Stock will be traded for prices that will satisfy continuing Nasdaq requirements. On January 8, 1998, the reported closing bid price of the Company's Common Stock on the Nasdaq SmallCap Market was $.375 per share.

     The additional shares of Common Stock resulting from these actions, upon issuance, would have the same voting and other rights as all other issued shares of Common Stock. The Board of Directors of the Company, pursuant to the Company's Certificate of Incorporation, will determine the relative rights (which include dividend rates, conversion prices, voting rights, liquidation rights, sinking fund or redemption provisions, number of shares per series and maturity dates), preferences and limitations of the shares of Preferred Stock to be authorized by the proposed Amendment. No further authorization from the Company's stockholders need be obtained for the issuance of the shares of Preferred Stock to be authorized by the proposed Amendments.

     It is not the intention of the Board to eliminate any existing stockholders through the device of a reverse split. Accordingly, no fractional shares will be issued and all fractions resulting from the split will be rounded up to the next whole number of shares. Because the proposal to effect a 1 for 10 reverse split will result in an increase in the par value from $.01 to $.10 per share, certificates of the Company's Common Stock issued after approval of the proposed stock split will reflect a par value of $.10 per share and will be clearly distinguishable from previous certificates that reflect a par value of $.01 per share. Therefore, no exchange of certificates for existing stockholders will be necessary. As existing stockholders submit their shares to the Company's stock transfer agent for transfer, new certificates reflecting a par value of $.10 per share will be issued to the transferee in the 1 for 10 ratio of new shares for old shares.

     Because one of the purposes of the proposed amendment to the Articles of Incorporation is to authorize additional shares of Common Stock that may be issued in connection with the acquisition of shares of Continental's Common Stock upon any exercise of the Warrant, there are attached to this Proxy Statement, as Exhibit C, copies of the following reports of Continental: Form 10-KSB Annual Report for the period ended December 31, 1996 and Form 10-QSB Quarterly Report for the period ended September 30, 1997.

     An affirmative vote of the holders of two-thirds of the Company's issued and outstanding shares of voting Stock entitled to vote at the Annual Meeting is necessary for approval of the amendments to the Articles of Incorporation.

Recommendation for Proposal No. 3

     As the first step in creating what it believes to be a more practical and desirable capital structure, the Board of Directors has approved, and recommends that the stockholders approve, an amendment to Paragraph (A) of Article FIFTH of the Company's Articles of Incorporation to authorize a 1 for 10 reverse split of the Company's capital stock. Stockholders should realize that if Proposal No. 3 is adopted without the approval of Proposal No. 4, the result would be an unsatisfactory capital structure. Under this situation, the Company would continue to remain unable to meet its obligations to issue shares of Common Stock for conversion of Debentures and Preferred Stock and exercise of Warrants, and would have no stock available for acquisitions or other purposes. If Proposal No. 3 is not approved by stockholders, the Board of Directors will not present Proposal No. 4 for action. The text of the proposed amendment and the text of the present Paragraph (A) of Article FIFTH are set forth on Exhibit B-1 hereto.

     The Board of Directors recommend that the stockholders vote FOR Proposal No. 3 to amend Article FIFTH of the Company's Articles of Incorporation to authorize a 1 for 10 reverse split of the authorized capital stock of the Company. Shares represented by proxies will be voted FOR Proposal No. 3 unless stockholders specify otherwise in their proxies.

Recommendation for Proposal No. 4

     As the second step in creating what it believes to be a more practical and desirable capital structure, the Board of Directors has approved, and recommends that the stockholders approve, a further amendment to Paragraph (A) of Article FIFTH of the Company's Articles of Incorporation to authorize an increase in the number of authorized and issued and outstanding shares of capital stock from the 4,000,000 shares $.10 per value capital stock resulting from the reverse split to 55,000,000 shares $.10 par value per share, of which Common Stock will be increased from 3,500,000 shares to 50,000,000 shares and Preferred Stock will be increased from 500,000 shares to 5,000,000 shares. If Proposal No. 3 is not approved by stockholders, the Board of Directors will not present Proposal No. 4 for action. The text of the proposed amendment is set forth on Exhibit B-2 hereto.

     The Board of Directors  recommend that the  stockholders  vote FOR Proposal
No. 4 to further amend Article FIFTH of the Articles of Incorporation to increase the authorized capital stock of the Company. Shares represented by proxies will be voted FOR Proposal No. 4 unless stockholders specify otherwise in their proxies.


                                 PROPOSAL NO. 5
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Turner, Jones & Associates, p.c., as independent certified public accountants to audit the consolidated financial statements of the Company for 1997. Stockholders are being asked to ratify this appointment. Turner, Jones & Associates, p.c., has served the Company in this capacity since 1995. Representatives of Turner, Jones & Associates, p.c., will be given the opportunity to be present at the Annual Meeting, to make a statement if they desire to do so, and to respond to appropriate questions.

     The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is necessary for ratification of the appointment of the independent certified public accountants.

     The  Board  of  Directors   recommends  that  stockholders  vote  FOR  such
ratification. Shares represented by proxies will be voted FOR Proposal No. 5 unless stockholders specify otherwise in their proxies.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any matters other than those set forth above which will be presented for action by the stockholders at the Annual Meeting, but if any other matters should be presented, the persons named in the proxy intend to vote such proxies in accordance with their best judgment.


                              FINANCIAL STATEMENTS

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 and the Quarterly Report on Form 10-QSB for the period ended September 30, 1997 are being mailed to stockholders with this Proxy Statement.

                              STOCKHOLDER PROPOSALS

     Under rules promulgated by the Securities and Exchange Commission, any proposal which a stockholder intends to present at the Company's next annual meeting of stockholders which is anticipated to take place in June, 1998 must be received by the Company by January 26 , 1998 in order to be eligible for inclusion in the proxy statement and form of proxy relating to such meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS,


                                            /S/ G. Michael Lawshe
                                            -----------------------------------
                                            G. MICHAEL LAWSHE
                                            CORPORATE SECRETARY

Atlanta, Georgia
January 16, 1998

                                                                      EXHIBIT  A


                            PROPOSED AMENDMENT TO THE
                    ARTICLES OF INCORPORATION TO PROVIDE FOR
                         A CLASSIFIED BOARD OF DIRECTORS


  Article SIXTH of the Articles of Incorporation now provides as follows:

     SIXTH: The number of directors of the Corporation shall not be less than one (1), which number may be increased or decreased according to the bylaws of the Corporation, and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders, and the names of the directors who shall act until the first meeting or until their successors are duly chosen and qualified are: J Paul Provance, Mary Jo Bain, and Bernard A. Bain.

     As amended, Article SIXTH of the Articles of Incorporation will provide as follows:

     SIXTH: The Board of Directors shall consist of not less than three nor more than fifteen directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. The directors shall be divided into three classes, designated Class A, Class B and Class C. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The first directors serving as members of Class A shall hold office until the annual meeting of shareholders to be held in 2000, the first directors serving as members of Class B shall hold office until the annual meeting of shareholders to be held in 1999, and the first directors serving as members of Class C shall hold office until the second meeting of shareholders to be held in 1998. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. Directors shall serve until the expiration of their terms and until their successors have been elected and qualified, subject to the director's prior death, resignation, disqualification, or removal from office. If the number of directors is changed in accordance with the terms of these Articles of Incorporation, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any vacancy on the Board of Directors that results from a newly created directorship, and any other vacancy occurring on the Board of Directors shall be filled by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director. A director of any class elected by the Board of Directors to fill a vacancy shall hold office until the next annual meeting of shareholders. A director of any class elected by the shareholders to fill a vacancy shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. The election of directors need not be by written ballot unless the Corporation's Bylaws so require.

                                                                     EXHIBIT B-1


                            PROPOSED AMENDMENT TO THE
                         ARTICLES OF INCORPORATION FOR A
                       REVERSE SPLIT OF THE CAPITAL STOCK


     Paragraph (A) of Article FIFTH of the Articles of Incorporation now provides as follows:

     FIFTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 40,000,000 shares of par value of $.01 per share, and an aggregate per value of $400,000, of which 5,000,000 shares shall be shares of Preferred Stock of $.01 par value each, or such other par value set by the Board of Directors (hereinafter called "Preferred Stock") and 35,000,000 shares shall be shares of Common Stock of $.01 par value each (hereinafter called "Common Stock").

     As amended, Article FIFTH of the Articles of Incorporation will provide as follows:

     FIFTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 4,000,000 shares of par value of $.10 per share, and an aggregate par value of $400,000, of which 500,000 shall be shares of Preferred Stock of $.10 par value each, (hereinafter called "Preferred Stock") and 3,500,000 shares shall be shares of Common Stock of $.10 par value each (hereinafter called "Common Stock"). Upon the amendment of this Article, each authorized share of capital stock of par value $.01 is converted into one-tenth (1/10) of a share of par value $.10, except that each fraction of a share so created shall be rounded up to the next whole share.

                                                                     EXHIBIT B-2



                            PROPOSED AMENDMENT TO THE
                        ARTICLES OF INCORPORATION FOR AN
                     INCREASE IN NUMBER OF AUTHORIZED SHARES
                                OF CAPITAL STOCK


     As further amended, Article FIFTH of the Articles of Incorporation will provide as follows:

     FIFTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 55,000,000 shares of par value of $.10 per share, and an aggregate par value of $5,500,000, of which 5,000,000 shall be shares of Preferred Stock of $.10 par value each, (hereinafter called "Preferred Stock") and 50,000,000 shares shall be shares of Common Stock of $.10 par value each (hereinafter called "Common Stock").

                                                                       EXHIBIT C


                          ANNUAL AND QUARTERLY REPORTS
                                       OF
                       CONTINENTAL INVESTMENT CORPORATION


     The following annual and quarterly reports of Continental Investment Corporation are enclosed:


     1) Quarterly Report on Form 10-QSB for the period ended September 30, 1997.
     2) Annual Report on Form 10-KSB for the period  ended December 31, 1996.

                                                                   FORM OF PROXY
                               WASTEMASTERS, INC.

The undersigned hereby appoint(s) as proxy R. Dale Sterritt, Jr. and G. Michael Lawshe, and each of them (with power of substitution), to vote for the undersigned all of the shares of Common Stock of WasteMasters, Inc. (the
"Company") standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Friday, February 6, 1998, at 10:00 a.m. local time or at any adjournment thereof, with all the power the undersigned would have if personally present. The shares represented by this proxy will be voted as instructed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

                             YOUR VOTE IS IMPORTANT

Please date and sign this proxy and return it in the enclosed, pre-addressed, postage paid envelope to:

                   American Securities Transfer & Trust, Inc.
                                 P. O. Box 1596
                              Denver, CO 80201-9975
                             Attn: Proxy Department

PLEASE INDICATE YOUR VOTE BY MARKING AN `X' IN THE APPROPRIATE BOX BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

Proposal No. 1:  Proposal to Establish a Classified Board
Proposal to amend the Articles of Incorporation in order to establish a classified Board of Directors.

                  [ ]  FOR          [ ]  AGAINST            [ ]  ABSTAIN

Proposal No. 2:  Election of Directors
(INSTRUCTION: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below and mark the "FOR ALL EXCEPT" box. IF THE PROXY DOES NOT WITHHOLD AUTHORIZATION TO VOTE FOR ELECTION OF THE NOMINEES, IT SHALL BE DEEMED TO GRANT SUCH AUTHORITY.)

Election of the following persons to the Company's Board of Directors to serve as a member of the class indicated and until their successors are duly elected and qualified:

         Class A                    Class B                      Class C
     --------------------      ---------------------       ---------------------
     Douglas C. Holsted        A. Leon Blaser, Ph.D.       Brian Galligan
     R. Dale Sterritt, Jr.     S. Theis Rice               William L. Hutchinson
                                                           Noel F. Khalil

     [ ]  FOR ALL             [ ]  FOR ALL EXCEPT          [ ]  WITHHOLD ALL

     ---------------------------------------------------------------------------

Proposal No. 3:   Proposal to Effect a Reverse Stock Split
To consider and act upon a proposal to amend the Company's Articles of Incorporation to effect a reverse split of the Company's authorized Common Stock and Preferred Stock at a rate of 1 share for each 10 shares.

     [ ] FOR                  [ ]  AGAINST                 [ ]  ABSTAIN

Proposal No. 4:   Proposal to Increase the Authorized Capital Stock
To consider and act upon a proposal to further amend the Company's Articles of Incorporation to increase the authorized shares of the Company's capital stock from 3,500,000 shares of Common Stock and 500,000 shares of Preferred Stock to 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.

     [ ] FOR                  [ ] AGAINST                   [ ]  ABSTAIN

Proposal No. 5:   Ratification of  the Appointment of Accountants

Proposal to ratify the appointment of Turner Jones & Associates, p. c. as independent public accountants for 1997.

     [ ] FOR                  [ ] AGAINST                   [ ]  ABSTAIN

Proposal No. 6:  Other Matters
Proposal to vote, in their discretion, on such other matters which may properly come before the meeting.

     [ ] FOR                  [ ] AGAINST                   [ ]  ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4 AND 5, AND AT THE DISCRETION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.


SIGNATURE(S) ___________________________________       DATE_______________, 1998

             ___________________________________

NOTE: Please sign exactly as your name appears on the proxy. If your stock is jointly owned, both parties must sign. Fiduciaries and representatives should so indicate when signing, and when more than one is named, a majority should sign.